As filed with the Securities and Exchange Commission on September 6, 2001

Registration No. _________

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
Under
The Securities Act of 1933
__________

ILLUMINA, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	33-0804655 (IRS Employer Identification No.)

9390 Towne Centre Drive, Suite 200
San Diego, California 92121
(Address of principal executive offices) (Zip Code)
__________

2000 Stock Plan
2000 Employee Stock Purchase Plan
(Full title of the Plan)

____________

Jay T. Flatley
Chief Executive Officer and President
Illumina, Inc.
9390 Towne Centre Drive, Suite 200, San Diego, California, 92121
(Name and address of agent for service)
(858) 587-4290
(Telephone number, including area code, of agent for service)

___________

CALCULATION OF REGISTRATION FEE

		Offering		Amount of
	Amount to be	Price	Aggregate	Registration
Title of Securities to be Registered	Registered (1)	per Share	Offering Price	Fee

2000 Stock Plan

Common Stock, $0.01 par value	4,149,460 shares (2)	$8.65	$12,975,000	$3,243.75 (3)

2000 Employee Stock Purchase Plan

Common Stock, $0.01 par value	958,946 shares (4)	$8.65	$8,294,883	$2,073.72 (5)

Aggregate Registration Fee				$5,317.47

(1)	This Registration Statement shall also cover any additional shares of Common Stock, par value $0.01 (the “Common Stock”), of Illumina, Inc. (the “Registrant”) which become issuable under the Illumina, Inc. 2000 Stock Plan (the “2000 Option Plan”) and the Illumina, Inc. 2000 Employee Stock Purchase Plan (the “Purchase Plan”) by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the Registrant’s receipt of consideration which results in an increase in the number of outstanding shares of Common Stock.

(2)	1,500,000 shares of the 4,149,460 shares of Common Stock subject to this Registration Statement were available for issuance under the 2000 Option Plan effective as of January 2, 2001. The remaining 2,649,460 shares of the 4,149,460 shares of Common Stock subject to this Registration Statement were transferred to the 2000 Option Plan from the Registrant’s 1998 Incentive Stock Plan (the “1998 Option Plan”). Such shares were previously registered on Form S-8 Registration Statement No. 333-42866 filed on August 2, 2000 (the “2000 Registration Statement”).

(3)	The Registration Fee with respect to the 2000 Option Plan is based solely on 1,500,000 shares of Common Stock newly available for issuance under the 2000 Option Plan and is calculated solely for purposes of this offering under Rule 457(h) of the Securities Act of 1933 on the basis of the average of the high and low selling price per share of Common Stock on August 31, 2001, as reported by the Nasdaq National Market. The applicable filing fees for the remaining 2,649,460 shares transferred from the 2000 Option Plan from the 1998 Option Plan were paid in connection with the 2000 Registration Statement.

(4)	958,946 shares of Common Stock were available for issuance under the Purchase Plan effective as of January 2, 2001.

(5)	The Registration Fee with respect to the Purchase Plan is based solely on 958,946 shares of Common Stock newly available for issuance under the Purchase Plan and is calculated solely for purposes of this offering under Rule 457(h) of the Securities Act of 1933 on the basis of the average of the high and low selling price per share of Common Stock on August 31, 2001, as reported by the Nasdaq National Market.

PART II

Information Required in the Registration Statement

Item 3. Information Incorporated by Reference.

          The Registrant hereby incorporates by reference into this registration statement the following documents and information previously filed with the Securities and Exchange Commission (the “Commission”):

(a)	The Registrant’s Annual Report on Form 10-K for the year ended December 31, 2000 filed on March 29, 2001 with the Commission.

(b)	The Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2001, filed with the Commission on May 8, 2001, and the Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2001 filed with the Commission on August 13, 2001.

(c)	The Registrant’s Registration Statement on Form 8-A12G filed with the Commission on April 14, 2000, pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), in which are described the terms, rights and provisions applicable to the Registrant’s outstanding Common Stock.

          All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the filing of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities.

     Not applicable.

Item 5. Interests of Named Experts and Counsel.

     None.

Item 6. Indemnification of Directors and Officers.

     The General Corporation Law of Delaware (the “DGCL”) permits indemnification of officers and directors of a corporation under certain conditions and subject to certain limitations. The DGCL also provides that a corporation has the power to maintain insurance on behalf of its officers and directors against any liability asserted against such person and incurred by him or her in such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify him or her against such liability under the provisions of Section 145. In addition, the DGCL provides that expenses incurred by a director or executive officer in defending any civil, criminal, administrative or investigative action, suit or proceeding by reason of the fact that he or she is a director or officer of a corporation (or is serving at a corporation’s request as a director or officer of another corporation) may be paid by a corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the corporation as authorized by the relevant section of the DGCL.

     The Registrant’s Certificate of Incorporation provides that its directors shall not be personally liable to the Registrant and its stockholders for monetary damages for breach of their fiduciary duty as directors. The Registrant’s Certificate of Incorporation and Bylaws provide for mandatory indemnification of its directors and officers and permissible indemnification of employees and other agents to the maximum extent permitted by law.

The rights to indemnity continue as to a person who has ceased to be a director, officer, employee or agent and inure to the benefit of the heirs, executors and administrators of the person. This indemnification by the Registrant does not eliminate a director’s fiduciary duty, and in appropriate circumstances equitable remedies such as injunctive or other forms of non-monetary relief will remain available. In addition, each director of the Registrant will continue to be subject to liability for breach of such director’s duty of loyalty for acts or omission not in good faith or involving international misconduct, for knowing violations of law, for actions leading to improper personal benefit to the director, and for payment of dividends or approval of stock repurchases or redemptions that are unlawful under Section 174 of the DGCL. The provision also does not affect a director’s responsibilities under any other law, such as the federal securities laws or state or federal environmental laws.

     The Registrant has entered into indemnification agreements to such effect with its officers and directors containing provisions which are in some respects broader than the specific indemnification provisions contained in the DGCL. The indemnification agreements may require the Registrant, among other things, to indemnify such officers and directors against certain liabilities that may arise by reason of their status or service as directors or officers (other than liabilities arising from willful misconduct of a culpable nature) and to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified.

Item 7. Exemption From Registration Claimed.

     Not applicable.

Item 8. Exhibits.

Exhibit Number		Exhibit

4.	1(1)	Specimen Common Stock Certificate.

4.	2(1)	Second Amended and Restated Stockholders Rights Agreement, dated November 5, 1999, by and among the Registrant and certain stockholders of the Registrant.

4.	3(2)	Rights Agreement, dated as of May 3, 2001, between the Company and Equiserve Trust Company, N.A.

5.	1	Opinion of Brobeck, Phleger & Harrison LLP.

23.	1	Consent of Ernst & Young LLP, Independent Auditors.

23.	2	Consent of Brobeck, Phleger & Harrison LLP is contained in Exhibit 5.1.

24.	1	Power of Attorney. Reference is made to page II-4 of this Registration Statement.

99.	1	Illumina, Inc. 2000 Stock Plan (as Amended and Restated Effective March 20, 2001).

99.	2	Illumina, Inc. 2000 Employee Stock Purchase Plan (as Amended and Restated Effective March 20, 2001).

(1)	Incorporated by reference to the same numbered exhibit filed with our Registration Statement on Form S-1 (333-33922) filed April 3, 2000, as amended.

(2)	Incorporated by reference to the same numbered exhibit filed with our Registration Statement on Form 8-A (000-30361) filed May 14, 2001.

Item 9. Undertakings.

     (a)  The undersigned Registrant hereby undertakes:

1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the Purchase Plan and the 2000 Option Plan.

     (b)  The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be an initial bona fide offering thereof.

     (c)  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the indemnification provisions summarized in Item 6 or otherwise, the Registrant has been advised that, in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of San Diego, State of California on September 6, 2001.

ILLUMINA, INC.

By:	/s/ Jay T. Flatley

Jay T. Flatley
President and Chief Executive Officer

POWER OF ATTORNEY

          That the undersigned officers and directors of Illumina, Inc., a Delaware corporation, do hereby constitute and appoint Jay T. Flatley and John R. Steulpnagel, and each of them, the lawful attorneys-in-fact and agents with full power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, and any one of them, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act, and any rules or regulations or requirements of the Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms that all said attorneys and agents, or any one of them, shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

          IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated.

          Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Jay T. Flatley Jay T. Flatley	President, Chief Executive Officer and Director (Principal Executive Officer)	September 6, 2001

/s/ Timothy M. Kish Timothy M. Kish	Chief Financial Officer (Principal Financial and Accounting Officer)	September 6, 2001

Signature	Title	Date

/s/ John R. Stuelpnagel, D.V.M. John R. Stuelpnagel, D.V.M.	Director	September 6, 2001

/s/ R. Scott Greer R. Scott Greer	Director	September 6, 2001

/s/ Robert T. Nelsen Robert T. Nelsen	Director	September 6, 2001

/s/ George Poste, DVM, Ph. D. George Poste, DVM, Ph. D.	Director	September 6, 2001

/s/ William Rastetter, Ph. D. William Rastetter, Ph. D.	Director	September 6, 2001

/s/ David R. Walt, Ph. D. David R. Walt, Ph. D.	Director	September 6, 2001

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

EXHIBITS

TO

FORM S-8

UNDER

SECURITIES ACT OF 1933

ILLUMINA, INC.

EXHIBIT INDEX

Exhibit Number		Exhibit

4.	1(1)	Specimen Common Stock Certificate.

4.	2(1)	Second Amended and Restated Stockholders Rights Agreement, dated November 5, 1999, by and among the Registrant and certain stockholders of the Registrant.

4.	3(2)	Rights Agreement, dated as of May 3, 2001, between the Company and Equiserve Trust Company, N.A.

5.	1	Opinion of Brobeck, Phleger & Harrison LLP.

23.	1	Consent of Ernst & Young LLP, Independent Auditors.

23.	2	Consent of Brobeck, Phleger & Harrison LLP is contained in Exhibit 5.1.

24.	1	Power of Attorney. Reference is made to page II-4 of this Registration Statement.

99.	1	Illumina, Inc. 2000 Stock Plan (as Amended and Restated Effective March 20, 2001).

99.	2	Illumina, Inc. 2000 Employee Stock Purchase Plan (as Amended and Restated Effective March 20, 2001).

(1)	Incorporated by reference to the same numbered exhibit filed with our Registration Statement on Form S-1 (333-33922) filed April 3, 2000, as amended.

(2)	Incorporated by reference to the same numbered exhibit filed with our Registration Statement on Form 8-A (000-30361) filed May 14, 2001.